                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        AMERICAN HEALTH PROPERTIES, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 1997

     The 1997 Annual Meeting of Shareholders of American Health Properties, Inc., a Delaware corporation (the "Company"), will be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California at 1:30 p.m. local time, on May 23, 1997, for the following purposes:

          (1) To elect two Class I directors to a term of three years.

          (2) To approve the appointment of the accounting firm of Arthur Andersen LLP as the Company's auditors and independent public accountants for the fiscal year ending December 31, 1997.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's common stock, $.01 par value (the "Common Stock") and Psychiatric Group Depositary Shares (the "Depositary Shares") as of the close of business on April 3, 1997 (the "Record Date") are entitled to notice of and to vote on the matters presented at the Annual Meeting. Each Depositary Share represents one-tenth of one share of the Company's Psychiatric Group Preferred Stock, $.01 par value (the "Psychiatric Group Preferred Stock"), which has been deposited with ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"). The Common Stock and the Psychiatric Group Preferred Stock vote as a single class at the Annual Meeting, with each holder of Common Stock being entitled to one vote per share and each holder of Depositary Shares being entitled to instruct that .7515 of a vote per Depositary Share be cast by the Depositary.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR INSTRUCTION CARD, AS THE CASE MAY BE, AS SOON AS POSSIBLE.

     HOLDERS OF COMMON STOCK MAY VOTE BY COMPLETING THE ENCLOSED PROXY AND RETURNING IT IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME. ANY HOLDER OF COMMON STOCK ENTITLED TO VOTE AND WHO ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

     HOLDERS OF DEPOSITARY SHARES MAY ONLY VOTE BY COMPLETING THE ENCLOSED INSTRUCTION CARD AND RETURNING THE CARD TO THE DEPOSITARY IN THE ENCLOSED ENVELOPE. THE INSTRUCTION CARD MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M. PACIFIC DAYLIGHT TIME ON MAY 22, 1997 BY GIVING NOTICE TO THE DEPOSITARY OR BY FILING A LATER DATED INSTRUCTION CARD WITH THE DEPOSITARY. THE DEPOSITARY WILL VOTE THE PSYCHIATRIC GROUP PREFERRED STOCK REPRESENTED BY THE DEPOSITARY SHARES IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM ANY HOLDER OF DEPOSITARY SHARES, THE DEPOSITARY WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING SUCH DEPOSITARY SHARES.

                                        By Order of the Board of Directors,

                                        /s/ THOMAS T. SCHLECK

                                        Thomas T. Schleck
                                        Corporate Secretary
April 16, 1997

                        American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement and the enclosed Proxy or Instruction Card, as the case may be, are first being mailed on or about April 23, 1997 to shareholders of the Company, in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held on May 23, 1997, and any adjournments thereof.

     The total cost of soliciting proxies will be borne by the Company. The Company has engaged the firm of Corporate Investor Communications, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $5,000, plus reimbursement of out-of-pocket expenses. In addition, proxies may be solicited by officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote on the matters presented at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's $.01 par value Common Stock (the "Common Stock") and Psychiatric Group Depositary Shares (the "Depositary Shares") as of the close of business on April 3, 1997 (the "Record Date") are entitled to notice of and to vote on the matters presented at the Annual Meeting. Each Depositary Share represents one-tenth of one share of the Company's Psychiatric Group Preferred Stock, $.01 par value (the "Psychiatric Group Preferred Stock"). The Psychiatric Group Preferred Stock has been deposited with ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"). As the registered holder of the Psychiatric Group Preferred Stock, the Depositary will vote the Psychiatric Group Preferred Stock represented by the Depositary Shares at the Annual Meeting pursuant to instructions given to the Depositary by the holders of the Depositary Shares. Holders of Depositary Shares will therefore exercise their vote by instructing the Depositary pursuant to the Instruction Card enclosed with this proxy statement. In the absence of specific instructions from any holder of Depositary Shares, the Depositary will abstain from voting with respect to the Psychiatric Group Preferred Stock underlying such Depositary Shares.

     On the Record Date, there were outstanding 23,455,027 shares of Common Stock as well as 2,083,931 Depositary Shares representing approximately 208,393 shares of Psychiatric Group Preferred Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each full share of Psychiatric Group Preferred Stock is entitled to 7.515 votes on all matters presented at the Annual Meeting; accordingly, each

Depositary Share is entitled to instruct that .7515 of a vote per Depositary Share be cast by the Depositary on all matters presented at the Annual Meeting. The number of votes to which the Psychiatric Group Preferred Stock (and thereby the Depositary Shares) is entitled differs from year to year, but is based on a ratio of the average market price of one share of the Psychiatric Group Preferred Stock to the average market price of one share of Common Stock for the ten trading days preceding the Record Date. There is no cumulative voting. The presence of a majority of the votes represented by the Common Stock and the Psychiatric Group Preferred Stock outstanding and entitled to vote, considered as a single class, is required to constitute a quorum. The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of all matters presented at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the vote cast on proposals presented to the shareholders and thus have the same effect as a negative vote, whereas broker non-votes are not tabulated for any purpose in determining whether a proposal has been approved.

     A list of the shareholders entitled to vote on the matters presented at the Annual Meeting may be examined at the Company's principal executive offices, which are located at 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado, 80111, during the ten-day period preceding the Annual Meeting.

                               VOTING PROCEDURES

PROXY FOR COMMON STOCK

     If the enclosed Proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified. If no specification is made on the Proxy, then the shares shall be voted in accordance with the recommendations of the Board of Directors. A Proxy may be revoked by a shareholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of any other Proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The accompanying Proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. Management knows of no other matters other than the matters set forth above to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the person named in the accompanying Proxy will vote such Proxy in accordance with his best judgment on such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

     Only those Proxies that are properly executed and received by 1:30 p.m. Pacific Daylight Time on May 23, 1997 will be voted at the Annual Meeting.

INSTRUCTION CARD FOR DEPOSITARY SHARES

     Holders of Depositary Shares may only vote by completing the enclosed Instruction Card and returning the card to the Depositary. The Depositary will vote the Psychiatric Group Preferred Stock represented by the Depositary Shares in accordance with such instructions. In the absence of specific instructions from a holder of Depositary Shares, the Depositary will abstain from voting with respect to the Psychiatric Group Preferred Stock underlying such Depositary Shares. An Instruction Card may be revoked by a shareholder at any time prior to 5:00 p.m. Pacific Daylight Time on May 22, 1997 by written notice to the Depositary or by filing a later dated Instruction Card with the Depositary. Holders of Depositary Shares cannot vote such shares in person at the Annual Meeting.

     The accompanying Instruction Card will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. Management knows of no other matters other than the matters set forth above to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the Depositary will vote in accordance with its best judgment on such matter. The Depositary will also, if in its judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

     Only those Instruction Cards that are properly executed and received by the Depositary by 5:00 p.m. Pacific Daylight Time on May 22, 1997 will be utilized by the Depositary to vote the Psychiatric Group Preferred Stock at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     There are currently eight members of the Board of Directors. The members of the Board of Directors are divided into three classes. Class I consists of two directors who are serving a three-year term expiring at the Annual Meeting. Class II consists of three directors who are serving a three-year term expiring at the 1998 annual meeting of shareholders. Class III consists of three directors who are serving a three-year term expiring at the 1999 annual meeting of shareholders. In each case, a director serves for the designated term and until his respective successor is elected and qualified. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created.

     The terms of Messrs. Barker and Fishel expire at the Annual Meeting. Mr. Barker has elected not to stand for re-election as a director, and his term as a director will expire at the Annual Meeting. The Board of Directors has nominated James L. Fishel and James D. Harper, Jr. for election as Class I directors. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), Proxies will be voted for the election of such person or persons, if any, as may be designated by the present Board of Directors. Information with respect to each nominee is set forth under the heading entitled "Management -- Directors and Executive Officers" or "-- Persons Nominated or Chosen To Become Directors."

     Nominations to the Board of the Directors will not be accepted at the Annual Meeting. The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the election of directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JAMES L. FISHEL
             AND JAMES D. HARPER, JR. AS DIRECTORS OF THE COMPANY.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names and titles of the executive officers and current members of the Board of Directors of the Company.

                NAME                                          POSITION
                ----                                          --------
Joseph P. Sullivan...................    Chairman of the Board of Directors of the Company,
                                         President and Chief Executive Officer, Class II
                                         Director
C. Gregory Schonert..................    Senior Vice President and Chief Development Officer
                                         of the Company
Michael J. McGee.....................    Senior Vice President, Chief Financial Officer and
                                         Treasurer of the Company
Thomas T. Schleck....................    Senior Vice President, Chief Investment Officer and
                                         Secretary of the Company
Norman Barker, Jr....................    Class I Director
Royce Diener.........................    Class II Director
James L. Fishel......................    Class I Director
Charles M. Haar......................    Class II Director
Sheldon S. King......................    Class III Director
Walter J. McNerney...................    Class III Director
Louis T. Rosso.......................    Class III Director

     Mr. Sullivan has been the President and Chief Executive Officer of the Company since February 1993 and Chairman of the Board since November 1996. Prior to that, Mr. Sullivan spent 20 years with Goldman, Sachs & Co. where he had overall investment banking responsibility for numerous companies in the health care field. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). He has been a director of the Company since February 1993 and is 54 years old.

     Mr. Schonert has been the Senior Vice President and Chief Development Officer of the Company since April 1988. Prior to that, Mr. Schonert had been the Assistant Administrator of Marketing and Planning at St. Joseph's Hospital, Houston, Texas since February 1987. From September 1985 until February 1987,

Mr. Schonert was a Manager in the Corporate Development Department of American Medical International, Inc. ("AMI"), an international owner and operator of for-profit hospitals, and is 42 years old.

     Mr. McGee has been the Senior Vice President and Chief Financial Officer of the Company since January 1996, has served as Treasurer of the Company since August 1995 and has served as Controller of the Company since November 1989. Mr. McGee was a certified public accountant with Arthur Andersen LLP from May 1977 to November 1989 and is 41 years old.

     Mr. Schleck has been the Senior Vice President and Chief Investment Officer of the Company since April 1996 and Secretary of the Company since May 1996. Prior to that, Mr. Schleck was a Managing Director/Partner of Covington Group, LC from July 1994 to April 1996, and from October 1988 to May 1994 he was Chief Financial Officer and Treasurer of EPIC Healthcare Group, Inc. From March 1982 to October 1988, Mr. Schleck was Corporate Vice President/Treasurer of AMI, and prior to that, he held various positions in health care lending with Bank of America NT&SA from June 1970 to March 1982. Mr. Schleck is 49 years old.

     Mr. Barker has been a director of the Company since its organization in 1986. Mr. Barker has elected not to stand for re-election as a director, and his term as a director will expire at the Annual Meeting.

     Mr. Diener was the President and Chief Executive Officer of AMI from 1975 until 1979, and continued with AMI as Chairman and Chief Executive Officer until 1985. From 1985 until January 1988, Mr. Diener served as Chairman of AMI. He again served as Chairman and Chief Executive Officer from September 1988 until February 1989, after which he continued as a director until his retirement from the board of AMI in November 1989. Mr. Diener was a member of the Board of Directors of Acuson, Inc. from 1985 until August 1996 and continues as a consultant to that company. He was a member of the Board of Directors of Advanced Technology Venture Fund from 1985 until June 1996 and is currently a member of the Board of Directors of UStel, Inc. Mr. Diener has been a director of the Company since its organization in 1986 and is 79 years old.

     Mr. Fishel was the Vice President and Chief Credit Officer of General Electric Capital Corporation, the financial arm of General Electric Corporation from 1984 to 1994. Mr. Fishel is a director of Noble Drilling Corporation. Mr. Fishel has been a director of the Company since May 1994 and is 65 years old.

     Mr. Haar has been the Louis D. Brandeis Professor of Law at Harvard University since 1975. Mr. Haar is a director of Banner Aerospace, Inc. He has been a director of the Company since its organization in 1986 and is 76 years old.

     Mr. King has been the Executive Vice President of Salick Health Care, Inc. since February 1994. He was formerly the President of Cedars-Sinai Medical Center, Los Angeles, California from 1989 to January 1994. Previously, he served as President of Stanford University Hospital from 1986 to 1989. He has been a director of the Company since February 1988 and is 65 years old.

     Mr. McNerney was Chairman of the Board from February 1988 until November 1996 and was Chief Executive Officer of the Company from February 1988 to May 1992 and from January 1993 to February 1993. Mr. McNerney will resign as a director of the Company effective at the Annual Meeting and at that time will be appointed as Chairman Emeritus in recognition of his many years of exemplary service to the Company.

     Mr. Rosso has been the Chairman of the Board and Chief Executive Officer of Beckman Instruments, Inc., a leading supplier of laboratory systems for life sciences and diagnostics since 1989. He is a member of the Board of Directors of Allergan, Inc. Mr. Rosso has been a director of the Company since May 1994 and is 63 years old.

PERSONS NOMINATED OR CHOSEN TO BECOME DIRECTORS

     The following table sets forth the names and titles of the one nominee to the Board of Directors who is not currently serving as a director of the Company and one person chosen by the Board to become a member of the Board effective at the Annual Meeting.

                NAME                                          POSITION
                ----                                          --------
James D. Harper, Jr..................    Class I Director Nominee
John P. Mamana, M.D..................    Chosen To Become Class III Director

     Mr. Harper has been nominated by the Board for election as a Class I Director to fill the vacancy that will be created by Mr. Norman Barker, Jr. who has elected not to stand for re-election. He is the owner of JDH Realty Co., a real estate sales and development company located in Miami, Florida and has been its President since 1982. Mr. Harper also is the principal partner in AH Development, S.E. and AH HA Investments, S.E., real estate development partnerships in Puerto Rico. He has been a Trustee of the Urban Land Institute and a Trustee of Equity Residential Properties Trust since 1993. In 1997, Mr. Harper was elected to the Board of Directors of Burnham Pacific Properties, Inc. From 1971 until 1985, he worked for Continental Illinois Corporation, serving as its Executive Vice President in charge of all domestic and international real estate services beginning in 1974. Mr. Harper is 63 years old.

     Dr. Mamana has been chosen by the Board to become a Class III Director to fill the vacancy that will be created by the resignation of Walter J. McNerney. Dr. Mamana is the founder of Virginia Medical Associates, P.C., a multi-specialty group medical practice and has been its President, Chief Executive Officer and Chairman since 1978. Since August 1994, he has been the Chief Executive Officer and Chairman of Gateway Physician Services, L.P. and Chief Medical Officer of Health Partners, Inc., a physician practice company jointly funded by Oxford Health Plans and Wellpoint Health Network. Dr. Mamana has been a director of Mid Atlantic Medical Services, Inc. since 1997 and is 54 years old.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held nine meetings during 1996. Due to illness, Mr. McNerney attended fewer than 75% of the meetings of the Board and its committees on which he served. No other director attended fewer than 75% of the meetings of the Board and its committees on which he served.

     The Company's Board of Directors has standing Audit, Finance, Investment and Compensation and Board Affairs Committees.

     The Audit Committee, composed exclusively of directors who are not employees of the Company, meets with the Company's independent auditors from time to time during the course of their audit and throughout the year to review audit procedures and receive recommendations and reports from the auditors. The Audit

Committee monitors the Company's compliance with federal tax laws and regulations necessary to maintain the Company's status as a real estate investment trust ("REIT"). In addition, this Committee monitors all corporate activities to assure conformity with good practice and government regulations. During 1996, the Audit Committee consisted of Messrs. Haar (chairman), Barker and Diener. The Audit Committee met one time during 1996.

     The Finance Committee is charged with the responsibility of evaluating the overall financial needs and financial strategy of the Company. The Finance Committee met one time during 1996. During 1996, this Committee was composed of Messrs. King (chairman), Barker, Diener, Haar, McNerney and Sullivan.

     During 1996, the members of the Investment Committee were Messrs. Diener (chairman), Fishel, King, McNerney and Sullivan. This Committee is responsible for reviewing proposed investments and divestitures to be made by the Company. The Investment Committee met three times during 1996.

     During 1996, the members of the Compensation and Board Affairs Committee were Messrs. Barker (chairman), King, McNerney and Rosso. This Committee is responsible for reviewing and recommending to the full Board compensation of officers and directors, management's nominees for officers of the Company and the terms of employment agreements to assure continuity of a well-qualified management team. The Compensation and Board Affairs Committee is also responsible for corporate governance, Board governance and policies, nominations to the Board of Directors and Board Committee structure and membership. This Committee met five times during 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     The Company's directors and executive officers and persons who are beneficial owners of more than 10% of the Common Stock or the Depositary Shares ("10% beneficial owners") are required to file reports of their holdings and transactions in Common Stock and the Depositary Shares with the Securities and Exchange Commission (the "Commission") and to furnish the Company with such reports. Based solely upon its review of the copies of such reports the Company has received or upon written representations it has obtained from certain of these persons, the Company believes that, as of February 14, 1997, all of the Company's directors, executive officers and 10% beneficial owners had complied with all applicable Section 16(a) filing requirements.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 15, 1997, the shares of Common Stock and Depositary Shares beneficially owned (including shares subject to options exercisable within 60 days of such date) by each Director, Director nominee, person chosen to become a Director and Named Executive Officer, and all such persons as a group. Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock and Depositary Shares. The beneficial holdings of each person listed below represent less than 1% of the outstanding shares of Common Stock and Depositary Shares.

                                                         COMMON STOCK                          DEPOSITARY SHARES
                                            --------------------------------------   --------------------------------------
                                                          OPTIONS        TOTAL                     OPTIONS        TOTAL
                                             SHARES     EXERCISABLE      SHARES       SHARES     EXERCISABLE      SHARES
                 NAME OF                      HELD       WITHIN 60    BENEFICIALLY     HELD       WITHIN 60    BENEFICIALLY
             BENEFICIAL OWNER               OF RECORD     DAYS(1)        OWNED       OF RECORD     DAYS(1)        OWNED
             ----------------               ---------   -----------   ------------   ---------   -----------   ------------
Norman Barker, Jr. (2)....................    4,782         65,000       69,782          100         5,000         5,100
Royce Diener (3)..........................    4,500         85,000       89,500          750         7,000         7,750
James L. Fishel...........................      500         35,000       35,500            0         3,000         3,000
Charles M. Haar...........................    6,000         85,000       91,000          600         7,000         7,600
James D. Harper, Jr.......................        0              0            0            0             0             0
Sheldon S. King (2).......................    1,236         75,000       76,236          100         7,000         7,100
Michael J. McGee..........................   12,723         49,563       62,286        1,271         4,416         5,687
John P. Mamana, M.D.......................    2,000              0        2,000            0             0             0
Walter J. McNerney........................    5,000        125,000      130,000          500        11,000        11,500
Louis T. Rosso............................    1,000         35,000       36,000            0         3,000         3,000
Thomas T. Schleck.........................        0         13,074       13,074            0             0             0
C. Gregory Schonert.......................   12,294         62,555       74,849        1,228         6,931         8,159
Joseph P. Sullivan........................   32,067        193,692      225,759        2,909        17,210        20,119
All Directors and Executive Officers as a
  Group (13 persons)(4)...................   82,102        823,884      905,986        7,458        71,557        79,015

---------------

(1) Excludes shares issuable upon exercise of related dividend equivalent rights.

(2) Beneficial ownership includes shares issuable to Messrs. Barker and King in lieu of director fees.

(3) Mr. Diener disclaims beneficial ownership of 300 Depositary Shares that are owned by his wife.

(4) Total beneficially owned represents approximately 3.7% of the outstanding shares of Common Stock and approximately 3.7% of the outstanding Depositary Shares.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid or earned for services rendered during the fiscal years ended December 31, 1996, 1995 and 1994, to or by the Company's Chief Executive Officer and the three other executive officers of the Company (collectively, the "Named Executive Officers"):

                                                                    LONG-TERM COMPENSATION
                                                                   -------------------------
                                                                                  NUMBER OF
                                            ANNUAL COMPENSATION    RESTRICTED     SECURITIES
                                            -------------------      STOCK        UNDERLYING      ALL OTHER
        NAME AND POSITION                    SALARY     BONUS      AWARDS(1)      OPTIONS(2)   COMPENSATION(3)
        -----------------                   --------   --------    ----------     ----------   ---------------
Joseph P. Sullivan                  1996    $499,800   $446,000     $ 89,400        43,191         $35,800
  President and Chief               1995     477,000    384,700      143,100        53,193          58,100
  Executive Officer                 1994     474,800    190,800            0(4)     50,000(4)       35,900
C. Gregory Schonert                 1996     174,600     89,800            0        11,492          33,900
  Senior Vice President and         1995     167,200    100,000       27,100        13,509          34,000
  Chief Development Officer         1994     160,400     40,600            0         4,458          32,900
Michael J. McGee                    1996     163,200    110,000            0        10,820          30,500
  Senior Vice President,            1995     142,900     85,500       25,100(5)     10,258(5)       30,600
  Chief Financial Officer           1994     137,200     37,700(5)         0         3,303          30,600
  and Treasurer
Thomas T. Schleck(7)                1996     142,200     74,000            0        26,148         126,900
  Senior Vice President,
  Chief Investment Officer,
  and Secretary

---------------

(1) The dollar amount of restricted stock awards is based on the fair market price of the Company's Common Stock on the date of grant. Such prices for 1995 and 1996 were $20.625 and $22.875. On July 25, 1995, the Company distributed one Depositary Share for every ten shares of Common Stock held of record on July 14, 1995, each such Depositary Share representing a one-tenth interest in one share of Psychiatric Group Preferred Stock (the "Distribution"). Each holder of restricted Common Stock also received in the Distribution one Depositary Share for every ten shares of restricted Common Stock held on July 14, 1995. See "-- Adjustments to Stock and Option Awards to Reflect the Distribution." Restricted stock awards for 1995 and 1996 vest ratably over two years. Dividends are paid on the restricted shares at the same rate as all other shares of Common Stock or Depositary Shares, as the case may be.

     The table below shows the aggregate shares of restricted stock that were held and remain restricted at December 31, 1996, the value of such shares on December 31, 1996 and the number of shares granted in 1994, 1995 and 1996.

                                AGGREGATE           VALUE OF
                                RESTRICTED         AGGREGATE              GRANTS
                                STOCK HELD         RESTRICTED    ------------------------
                           AT DECEMBER 31, 1996      STOCK        1994     1995     1996
                           --------------------    ----------    ------    -----    -----
   Joseph P. Sullivan(4)
     Common Stock                  6,187            $147,700          0    6,938    3,910
     Depositary Shares               423               6,700
   C. Gregory Schonert
     Common Stock                  1,214              29,000          0    1,313        0
     Depositary Shares               121               1,900
   Michael J. McGee(5)
     Common Stock                  2,397(6)           57,300(6)       0    1,219        0
     Depositary Shares               239(6)            3,800(6)
   Thomas T. Schleck(7)
     Common Stock                      0                   0          0        0        0
     Depositary Shares                 0                   0

(2) Amounts included represent options to purchase Common Stock on the date of grant. Grants shown for 1994 and 1995 have not been adjusted for the Distribution. Stock options vest ratably over two years and are coupled with dividend equivalent rights.

(3) Includes amounts paid for 1996 under the Company's Money Purchase Retirement Plan and Executive Medical and Financial Planning Reimbursement Plan, and for life insurance policies and relocation expenses as follows:

                                                   MEDICAL AND
                                                    FINANCIAL       LIFE       RELOCATION
                                     RETIREMENT     PLANNING      INSURANCE     EXPENSES
                                     ----------    -----------    ---------    ----------
   Joseph P. Sullivan                 $29,900        $    0        $5,900       $     0
   C. Gregory Schonert                 29,900         2,800         1,200             0
   Michael J. McGee                    29,900             0           600             0
   Thomas T. Schleck                   29,900             0         3,300        93,700

(4) Pursuant to an election made by Mr. Sullivan, in lieu of $157,500 of his 1993 bonus, in 1994 he received 5,807 shares of restricted stock and options to purchase 5,807 shares of Common Stock (together with dividend equivalent rights) at the fair market value thereof on the date the bonus was awarded. Such restricted stock and options have been included as bonus in 1993 and not as a grant of restricted stock or options in 1994.

(5) Pursuant to an election made by Mr. McGee, in lieu of $28,300 of the amount shown for his 1994 bonus, in 1995 he received 1,372 shares of restricted stock and options to purchase 1,372 shares of Common Stock (together with dividend equivalent rights) at the fair market value thereof on the date the bonus was awarded. Such restricted stock and options are included as bonus in 1994 and not as a grant of restricted stock or options in 1995.

(6) Includes restricted stock received by Mr. McGee, at his election, in lieu of a portion of Mr. McGee's 1994 bonus, as set forth in Note 5 above.

(7) Mr. Schleck commenced employment with the Company in April 1996.

OPTION GRANTS IN 1996

     The following table sets forth certain information concerning individual grants of options to purchase Common Stock made to each of the Named Executive Officers during the year ended December 31, 1996:

                        NUMBER OF     PERCENTAGE OF
                       SECURITIES      TOTAL STOCK      AVERAGE
                       UNDERLYING        OPTIONS       EXERCISE
                         OPTIONS       GRANTED TO        PRICE      EXPIRATION    PRESENT VALUE ON
        NAME           GRANTED(1)       EMPLOYEES      ($/SH)(1)       DATE       DATE OF GRANT(2)
        ----           -----------    -------------    ---------    ----------    ----------------
Joseph P. Sullivan       43,191           47.12%        $22.875      01/24/06         $ 51,400
C. Gregory Schonert      11,492           12.54%         22.875      01/24/06           13,700
Michael J. McGee         10,820           11.81%         22.875      01/24/06           12,900
Thomas T. Schleck        26,148           28.53%         21.375      04/15/06           36,600

---------------

(1) Stock options were granted in tandem with dividend equivalent rights ("DERs") at the fair market price of the Company's Common Stock on the date of grant. All stock options granted in 1996 were options to purchase Common Stock. At December 31, 1996, the number of DER shares relating to options for Common Stock granted in 1996 held by the Named Executive Officers were as follows: Mr. Sullivan: 4,083; Mr. Schonert: 1,086; Mr. McGee: 1,023; and Mr. Schleck: 1,854. The dollar value of all such DER shares at December 31, 1996, based on the closing price of the Common Stock on December 31, 1996, was $192,100.

(2) Estimated present values as of the dates of grant are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the stock's volatility and dividend rate, the term of the option, and interest rates. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The expected volatility of the Common Stock used in valuing the options is 15%, and is based on the historical volatility of the Common Stock. The future dividend yield assumed in valuing the options is 8.0%. The options are valued assuming they have an expected life of 8 years. The weighted average risk-free rate of return used in valuing the options is 5.88%. This weighted average risk-free rate of return was determined based upon the quoted yields for U.S. Treasury Strips (principal only securities) with a term equivalent to the expected life of the options at the approximate date the options were granted. Estimated present values do not include DERs.

AGGREGATED OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

     The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 1996 and the value of stock options held as of December 31, 1996 by each of the Named Executive Officers:

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                         DECEMBER 31, 1996           DECEMBER 31, 1996(2)
                              ACQUIRED        VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Joseph P. Sullivan(3)
  Common Stock                      0        $     0       145,500        69,787       $1,337,900      $412,700
  Depositary Shares                 0              0        14,551         2,659           24,300         7,600
C. Gregory Schonert
  Common Stock                 12,500         34,000        50,055        18,246          240,800       106,500
  Depositary Shares                 0              0         6,256           675            2,200         1,900
Michael J. McGee(3)
  Common Stock                      0              0        39,024        17,321          185,400       101,600
  Depositary Shares                 0              0         3,903           650            1,700         1,900
Thomas T. Schleck
  Common Stock                      0              0             0        26,148                0       109,600
  Depositary Shares                 0              0             0             0                0             0

---------------

(1) Value realized at exercise is the difference between the sales price of the underlying shares less the exercise price per share of Common Stock, multiplied by the number of shares acquired upon exercise.

(2) Calculated based on the closing prices of the Common Stock and the Depositary Shares at December 31, 1996 multiplied by the number of applicable shares in-the-money, less the total exercise price for such shares and considering accumulated tandem DER shares.

(3) Includes options received by Messrs. Sullivan and McGee, at their election, in lieu of a portion of their 1993 and 1994 bonuses, respectively, as set forth in Notes 4 and 5 to the "Summary Compensation Table".

EMPLOYMENT AGREEMENTS

     Joseph P. Sullivan is entitled to receive minimum compensation under a three-year employment agreement with the Company at a rate of $515,000 per annum in 1997. Messrs. Schonert, McGee and Schleck are entitled to receive minimum compensation under two-year employment agreements with the Company at the rate of $180,000, $180,000 and $208,000 per annum in 1997, respectively. If the employment of Mr. Sullivan is terminated by reason of a "change of control" (as defined in his employment agreement), he will be entitled to receive a payment equal to three times his average salary plus bonus for the three most recent years. If the employment of either Messrs. Schonert, McGee or Schleck is terminated by reason of a

"change of control" (as defined in their employment agreements), he will be entitled to receive a payment equal to two times his average salary plus bonus for the two most recent years.

INCENTIVE BONUS PLAN

     The Company's incentive bonus plan for fiscal 1996 covered a total of 13 employees, including executive officers. The incentive program is designed to reward the Company's employees based upon the Company's attaining or surpassing goals for annual cash flow per share and other operating and strategic goals. Actual incentive bonus awards granted are determined by a "base" award schedule specified by the Compensation and Board Affairs Committee of the Board of Directors and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Company's actual cash flow per share versus the goals set at the start of the year, (b) growth in the current year's cash flow per share, and (c) a judgmental review by the Committee of the Company's operational and strategic performance.

STOCK INCENTIVE PLANS

     The Company's Board of Directors and shareholders have approved the 1988 Stock Option Plan (the "1988 Plan"), the 1990 Stock Incentive Plan (the "1990 Plan") and the 1994 Stock Incentive Plan (the "1994 Plan") (collectively, the "Plans"). A total of (i) 450,000 shares of Common Stock have been reserved for issuance under the 1988 Plan, (ii) 750,000 shares of Common Stock have been reserved for issuance under the 1990 Plan, and (iii) 1,000,000 shares of Common Stock have been reserved for issuance under the 1994 Plan. Each of the Plans provides for the granting of stock options, shares of restricted stock and stock appreciation rights to key employees, and the 1994 Plan also provides for the granting of deferred shares, performance shares and performance units to key employees. The number of shares covered by the Plans and outstanding awards are subject to an adjustment in the case of changes in the Company's capital structure, business combinations, reorganizations and similar events. In July 1995, the Company adjusted then outstanding awards under the Plans to reflect the Distribution, which resulted in the Company's issuance pursuant to the Plans of a limited number of restricted Depositary Shares and options to purchase Depositary Shares (together with DERs). The Company does not intend to award any additional restricted Depositary Shares or options to purchase Depositary Shares, but may issue additional Depositary Shares in connection with existing dividend equivalent rights with respect to options to purchase Depositary Shares. See "-- Adjustments to Stock and Option Awards to Reflect the Distribution."

     Stock options and deferred shares may be granted in tandem with DERs. Holders of restricted stock are entitled immediately to voting, dividend and other ownership rights in the shares, but are subject to restrictions based upon, among other things, continued service with the Company or the achievement of specified performance objectives ("Management Objectives"). Stock appreciation rights may either be related to specific stock options or may be granted independent of any stock options. An award of deferred shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the period of deferral. During the deferral period, the participant has no right to transfer any rights covered by the deferred share award and no right to vote the shares covered by the award. Performance shares and performance units may be granted, the payment of which is conditioned on the achievement by the participant of one or more Management Objectives within a specified period. If by the end of the performance period the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the performance shares or performance units.

     Options granted under the Plans may be either incentive stock options within the meaning of Section 422A of the Internal Revenue Code (the "Code") or nonstatutory options. The exercise price of incentive stock options granted under the Plans must not be less than the fair market value of the Common Stock on the date of grant and the maximum term of each option may not be longer than 10 years. In the case of incentive stock options, the aggregate fair market value of optioned shares (determined at the time of the grant) becoming exercisable by any optionee in any calendar year may not exceed $100,000.

     The number of outstanding options to purchase Common Stock and Depositary Shares and the number of shares of restricted stock held by employees of the Company as of December 31, 1996 are set forth above in "Aggregated Option Exercises in 1996 and Option Values at December 31, 1996" and in the Notes to the "Summary Compensation Table," respectively. As of December 31, 1996, no stock appreciation rights, deferred shares, performance shares or performance units had been granted pursuant to the Plans.

     The Plans presently are administered by the Board of Directors and the Compensation and Board Affairs Committee. The Compensation and Board Affairs Committee selects the employees to whom awards will be granted and recommends the type and amount of each award, subject to the terms of the Plans.

MONEY PURCHASE RETIREMENT PLAN

     The Company has a Money Purchase Retirement Plan (the "Money Purchase Plan") pursuant to which it provides retirement benefits for all of its employees. The Company is required to make an annual contribution pursuant to the Money Purchase Plan on behalf of its employees, subject to a maximum contribution for each participant not to exceed the lesser of $30,000 or 25% of the participant's annual compensation. A participant's interest in contributions made to the Money Purchase Plan for his account become 100% vested after one year of service with the Company. Benefits are payable to participants upon their retirement, termination or death. The Company is required to fund annual contributions pursuant to the direction of participants into various investment funds managed by a brokerage firm. The Company plans to adopt a senior executive retirement plan that will provide retirement benefits to the Company's chief executive officer that will not be subject to the maximum contribution limitations of the Money Purchase Retirement Plan.

MEDICAL EXPENSE AND FINANCIAL PLANNING REIMBURSEMENT PLAN

     The Company has a medical expense and financial planning reimbursement plan for executive officers. Participants in this plan are entitled to reimbursement for (i) certain medical, dental and vision expenses incurred by them and their dependents to the extent such expenses are not covered by other health care plans and insurance policies maintained by them or by the Company and (ii) certain financial, tax and estate planning expenses incurred by them. The maximum amount of such expenses for any one year that may be reimbursed is $10,000 for each participant.

DIRECTOR COMPENSATION AND DIRECTOR STOCK OPTION PLANS

     Cash Compensation. Outside directors of the Company (other than outside directors who may serve as the Chairman) receive a retainer fee for their Board work in the amount of $24,000 per year. An outside director who serves as the Chairman of the Board receives a retainer fee for his Board work in the amount of $48,000 per year. Outside directors receive an additional $1,000 payment for each meeting attended of any Committee on which they serve (except for the Chairman of the Committee, who receives $1,500 for each Committee meeting attended).

     Stock Option Plans for Nonemployee Directors. Outside directors who were directors of the Company on the date the 1988 Plan was approved by the Company's shareholders received an option to purchase 20,000 shares of Common Stock pursuant to the 1988 Plan. In addition, outside directors who were directors of the Company on the date the 1990 Plan was approved by the Company's shareholders received an option to purchase 20,000 shares of Common Stock pursuant to the 1990 Plan. Furthermore, pursuant to either the 1990 Plan or the Company's Nonqualified Stock Option Plan for Nonemployee Directors (the "Directors Option Plan"), which was approved by the shareholders of the Company on May 11, 1994, an option for 20,000 shares of Common Stock will be granted to a new nonemployee director upon his election to the Board, and an option for 10,000 shares of Common Stock will be granted to each incumbent nonemployee director on each January 31 during the period such person continues to serve as a nonemployee director. A total of 400,000 shares of Common Stock have been reserved for issuance under the Directors Option Plan.

     The exercise price of the options granted under the 1988 Plan and the 1990 Plan must not be less than the fair market value of the Common Stock on the date of grant. The exercise price of the options granted under the Directors Option Plan is equal to the average of the closing price of the Common Stock on the NYSE for the five trading days commencing on February 15 (or the first trading day thereafter if such date is not a trading day) of the year in which the grant is made. The maximum term of each option granted under the 1988 Plan, the 1990 Plan and the Directors Option Plan may not be longer than 10 years.

     Under the terms of the Directors Option Plan, a nonemployee director may elect to have his or her director's fees credited to an account in Units (an accounting unit equal in value to one share of Common Stock). Deferred fees payable in Units will be credited to a nonemployee director's account at the end of each fiscal quarter on the basis of the average of the closing prices of the Common Stock on the NYSE on the last trading day of each calendar month during the quarter. After the end of the third fiscal year after each fiscal year in which any deferred fees have been credited to a nonemployee director's account, unless such nonemployee director shall have elected to have his or her entire deferred amount distributed upon termination of services as a director, the Company shall deliver to such nonemployee director that number of full shares of Common Stock that is equal to the number of Units credited to such nonemployee director's account with respect to such fiscal year, including the dividend equivalents allocable to such Units. Upon the termination of service of the nonemployee director as a director of the Company for any reason, the Company shall pay the nonemployee director or his or her beneficiary, as the case may be, the balance of his or her account in full shares of Common Stock in one lump sum. One nonemployee director elected to have his director's fees credited to his account pursuant to the Directors Option Plan in 1996 and 1997, and one additional nonemployee director elected to have a portion of his director's fees credited to his account pursuant to the Directors Option Plan in 1997.

     Directors Retirement Plan. The Retirement Plan for Outside Directors (the "Director Retirement Plan") provides that nonemployee directors are eligible for a retirement benefit if they retire from the Board with at least five years of service. An eligible retiring director will receive an annual benefit for a number of years equal to his years of service on the Board up to a maximum of 10 years. The annual benefit is equal to the annual base director fee in effect as of the date of a director's retirement. All benefit payments terminate upon the death of a director. The Director Retirement Plan is unfunded.

     Directors Deferred Compensation Plan. The Company has a Directors Deferred Compensation Plan that allows a member of the Board of Directors to defer the payment of compensation payable by reason of that person's capacity as a director. Pursuant to the Plan a director may elect to defer payment of between 50% to 100% of such compensation in any calendar year. Any compensation that is deferred shall be paid in accordance with the election by the director, together with accrued interest at a rate equal to the prime rate used by Wells Fargo Bank, N.A. No director deferred any compensation pursuant to this plan in 1996.

ADJUSTMENTS TO STOCK AND OPTION AWARDS TO REFLECT THE DISTRIBUTION

     In July 1995, the Company sought to separate the economic attributes of its core portfolio of investments and its portfolio of psychiatric hospital investments into two distinct portfolios, with two distinct classes of publicly traded shares intended to represent those portfolios. On July 25, 1995, the Company distributed one Depositary Share for every ten shares of Common Stock held of record on July 14, 1995, each such Depositary Share representing a one-tenth interest in the Psychiatric Group Preferred Stock. Each holder of restricted stock also received in the Distribution one Depositary Share for every ten shares of restricted Common Stock held on July 14, 1995. Restrictions on Depositary Shares distributed to holders of restricted Common Stock lapse on the same terms as the restrictions on the Common Stock held by such persons.

     In connection with the Distribution and the anti-dilution provisions of the Plans, the Company has adjusted each stock option outstanding at the date of the Distribution to reflect the issuance of the Depositary Shares. Each option and the accumulated tandem DER shares outstanding on July 25, 1995 was converted into two awards: one for the same number of shares of Common Stock and the other for one-tenth of that number of Depositary Shares, separately exercisable at prices based on the former exercise price apportioned on the basis of the fair market value of the Common Stock and the Depositary Shares on July 25, 1995.

                COMPENSATION AND BOARD AFFAIRS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation and Board Affairs Committee of the Board of Directors, which is composed entirely of nonemployee directors. None of these nonemployee directors has any interlocking or other relationship with the Company that would call into question his independence as a member of the Compensation and Board Affairs Committee.

     The Compensation and Board Affairs Committee retained the services of Frederic W. Cook & Co., Inc., a nationally-recognized executive compensation consulting firm, to assist the Committee in the development and ongoing implementation of the Company's compensation program. Based largely on the information provided by Frederic W. Cook and Co., Inc., which included a survey of other REITs in the health care industry, the Committee believes that the Company's compensation program is within the intermediate range for comparable companies.

COMPENSATION PHILOSOPHY

     The Compensation and Board Affairs Committee believes that the primary focus of the Company's compensation program should be related to creating value for shareholders. The Committee also believes that the compensation program should be designed to retain key executives as employees and to encourage them to accumulate ownership of the Company's stock. In structuring the compensation program, the Committee has designed the program to balance short and long-term incentive compensation to achieve desired results and, above all, to pay for performance. In arriving at its conclusions as to total appropriate compensation for a particular year, the Committee takes into account management's accomplishments that may impact short-term performance but that are expected to enhance long-term total return.

COMPENSATION MIX

     The Company's executive compensation is based on three components designed in each case to accomplish the Company's compensation philosophy.

     Base Salary. Salaries for executives are reviewed by the Compensation and Board Affairs Committee on an annual basis and may be adjusted based upon an assessment of the individual's contribution to the asset and financial growth of the Company; competitive pay levels; the executive's demonstrated ability to work as a member of the management team; and increases in the cost of living.

     Annual Cash Incentive Awards. Annual cash bonus incentive awards are based on the performance of the Company. The Committee believes that annual financial, operational and strategic goals should be set for the organization and that executive officers should receive incentive compensation when these goals are met or exceeded. Conversely, the Company believes that there should be risk when the goals are not met.

     Awards granted are determined by a performance schedule specified by the Committee and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Company's cash flow per share versus the goals set at the start of the year, (b) growth in the fiscal year's cash flow per share and (c) a judgmental review by the Committee of the Company's overall operational and strategic performance.

     For 1996, executive officers of the Company received cash bonuses ranging from 75% to 98% of their maximum potential awards under the performance schedule adopted by the Committee at the beginning of 1996. The Committee noted that the Company achieved each of its operational and strategic objectives for the year. These objectives included the reduction of the Company's cost of debt and expansion of its liquidity, the further diversification of the Company's investment portfolio, the development and implementation of a merchant banking initiative, the strengthening of operations and realignment of management responsibilities and the careful monitoring of psychiatric investments.

     In accomplishing these objectives, investment grade debt ratings were achieved from Moody's, Standard & Poor's and Duff & Phelps. As a result, the Company's existing bank debt was paid off and its $152 million of private placement debt was refinanced with a subsequent $220 million public debt offering, leaving its $150 million bank line totally available for further investments and achieving a 30% reduction in the Company's current cost of long-term debt. Further portfolio diversification was accomplished with investments in Alzheimer's care, assisted living and long-term acute care hospital (LTAC) facilities. The merchant banking initiative resulted in the Company's initial equity investment in an LTAC operating company. Operations were strengthened and management responsibilities realigned with the addition of a new Chief Investment Officer. Several restructurings of psychiatric investments were accomplished to allow operators time to respond to changing market and business conditions in an effort to maximize the long-term value of these investments.

     The Committee also considered that total return for the Company's Core Group shareholders, assuming reinvestment of all dividends, was approximately 22% in 1996 and more than 50% over the past two years. Total return in 1996 for the Psychiatric Group shareholders, assuming reinvestment of all dividends, was approximately 28%.

     Long-Term Incentives. The Compensation and Board Affairs Committee administers the Company's employee stock incentive plans. Pursuant to these plans, stock options were awarded in 1996 in order to retain and motivate executives to improve long-term shareholder value.

     Options to purchase Common Stock are granted at a price equal to the current fair market value of the Common Stock at the time of grant and will be of value to the executive only if the total return to shareholders increases over time. Stock option awards vest over a two-year period. The Committee recognizes that, because the Company must distribute at least 95% of its income in the form of dividends in order to qualify as a REIT, over the long-run the share price of the Common Stock may be sensitive to market interest rates that are beyond management's control. Furthermore, much of the value created for shareholders over time may be in the form of dividends. These factors make traditional stock options, which reward only for price appreciation, ill-suited for executive incentive compensation purposes for Company officers. For this reason, the Committee determined in 1992 to couple stock option awards with dividend equivalent rights. By adding dividend equivalent rights to stock options, the options become a reward for total shareholder return instead of for stock price growth alone. Depending upon individual performance and contribution, award levels for annual stock option grants are intended to approximate the fiftieth percentile of long-term incentive compensation for comparable companies.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee will continue to review the effects of its compensation programs with regard to Section 162(m). The Committee will also evaluate alternatives to ensure executive compensation is reasonable, performance-based and consistent with the Committee's overall compensation objectives. The Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.

CHIEF EXECUTIVE COMPENSATION

     The Company has entered into an employment agreement with Joseph P. Sullivan, President and Chief Executive Officer of the Company, which runs for a term of three years and which is automatically extended for an additional year on the last day of January of each year unless earlier terminated pursuant to the terms of the agreement. The agreement provided for a base salary of $494,000 for 1996. Mr. Sullivan is not guaranteed any minimum bonus award or stock option grant. Mr. Sullivan's salary for 1997 was increased from its previous level by 4.25% to $515,000.

     The Committee and the full Board believe that the amount and terms of Mr. Sullivan's compensation are consistent with general compensation levels within the industry and are appropriate in view of the Company's accomplishments in 1996. These accomplishments include: establishing the financial strategy which resulted in the Company's three investment grade debt ratings; strengthening operations and realigning management responsibilities with the addition of a new Chief Investment Officer; successfully assuming the role of Chairman of the Board; remaining active on the Board of Governors of NAREIT and assisting in the development of congressional tax reform proposals specific to the health care REIT industry; creating one of the first merchant banking initiatives in the health care REIT industry; and expanding the Company's investment profile as a featured speaker at a variety of national long-term care industry conferences. As shown above in the "Summary Compensation Table" set forth under the heading "Restricted Stock Awards", consistent with the Committee's intent to create additional long-term incentives, the Committee voted to award Mr. Sullivan, in January 1996, a restricted stock grant of 3,910 shares of Common Stock vesting over two years with the initial vesting occurring in December 1996. For 1996, Mr. Sullivan received a cash bonus of $446,000, or 93% of the maximum potential award under the performance schedule adopted by the Committee at the beginning of 1996.

     The Committee remains committed to establishing and maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of the shareholders and that offers competitive opportunities in the executive marketplace. As such, the Committee periodically reviews the compensation program in order to make such changes as it considers necessary to achieve such objectives.

                NORMAN BARKER, JR. SHELDON S. KING LOUIS T. ROSSO

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares, on a quarterly basis and at July 25, 1995, the cumulative total return of the Company, the S&P 500 Index and the NAREIT Equity REIT Index from December 31, 1991 to December 31, 1996 assuming an initial investment of $100. Total return assumes quarterly reinvestment of dividends before consideration of income taxes. The cumulative total return represented by the "AHP Composite" data reflects the cumulative total return on the Common Stock for periods prior to July 25, 1995, and for periods on and after July 25, 1995, the sum of the cumulative total return on the Common Stock and the cumulative total return on the Depositary Shares.

                        AMERICAN HEALTH PROPERTIES, INC.
                               STOCK PERFORMANCE
                   (FIVE-YEAR PERIOD ENDED DECEMBER 31, 1996)

                                                                                     AHP
  MEASUREMENT PERIOD         AHP                                       AHP        DEPOSITARY
 (FISCAL YEAR COVERED)    COMPOSITE       NAREIT       S&P 500        COMMON        SHARES
12/91                          100.00        100.00        100.00
3/92                            87.32        100.66         97.45
6/92                            93.89        103.32         99.36
9/92                            64.83        110.37        102.44
12/92                           63.43        114.59        107.67
3/93                            81.60        139.39        112.28
6/93                            84.62        135.39        112.86
9/93                            97.66        148.04        115.75
12/93                           88.25        137.11        118.43
3/94                            90.23        141.78        113.91
6/94                            88.54        144.39        114.37
9/94                            88.88        141.44        120.00
12/94                           76.96        141.46        119.97
3/95                            81.01        141.22        131.65
6/95                            87.83        149.52        144.15
                                92.97        153.05        149.88         84.55          8.42
9/95                            97.88        156.57        155.61         90.90          6.99
12/95                           99.38        163.06        164.88         92.57          6.82
3/96                           106.86        166.76        173.73         96.96          7.90
6/96                           107.22        174.18        181.53         99.59          7.64
9/96                           108.11        185.58        187.14        100.71          7.40
12/96                          121.17        220.56        202.74        112.47          8.70

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth, as of February 14, 1997, information with respect to persons known by the Company to be beneficial owners of more than five percent of the shares of Common Stock. The Company is not aware of any person who is a beneficial owner of more than five percent of the Depositary Shares.

                                                                  SHARES OF
                          NAME OF                                COMMON STOCK
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED
                      ----------------                        ------------------
Franklin Resources, Inc.(1).................................      1,747,465
777 Mariners Island Blvd.
San Mateo, California 94403

---------------

(1) Represents 7.5% of the outstanding Common Stock on April 15, 1997. Includes beneficial ownership of (i) 1,445,000 shares of Common Stock owned directly by Templeton Global Advisors Limited, (ii) 191,565 shares of Common Stock owned directly by Templeton/Franklin Investment Services, Inc., (iii) 84,900 shares of Common Stock owned directly by Templeton Investment Counsel, Inc.,
    (iv) 21,000 shares of Common Stock owned directly by Templeton Investment Management Limited and (v) 5,000 shares of Common Stock owned directly by Franklin Management, Inc. Franklin Resources, Inc. ("FRI") is the parent holding company of Templeton Global Advisors Limited, Templeton/Franklin Investment Services, Inc., Templeton Investment Counsel, Inc., Templeton Investment Management Limited and Franklin Management, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be beneficial owners of such shares; however, FRI and the Principal Shareholders disclaim beneficial ownership of these shares. This information is based solely on information contained in a Form 13-G filed by Franklin Resources, Inc. with the Securities and Exchange Commission on February 11, 1997 and delivered to the Company.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The Board of Directors has appointed an Audit Committee, whose members and functions are described above under "Management -- Board Committees and Meetings." Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as auditors for the current fiscal year subject to the approval of the shareholders of the Company. Arthur Andersen LLP have served as auditors of the Company since 1987. Representatives of the firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The shareholders are requested to approve, ratify and confirm the appointment of the accounting firm of Arthur Andersen LLP as the auditors and as independent public accountants for the Company for the year ended December 31, 1997.

     The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of the appointment of Arthur Andersen LLP as the auditors and independent public accountants for the Company for the year ended December 31, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR 1997.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996 (the "Annual Report"), which includes financial statements for the year ended December 31, 1996, has been sent to the Company's shareholders under separate cover. Requests for additional copies of such report should be directed to Investor Relations, American Health Properties, Inc., 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado 80111, Telephone
(303) 796-9793.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than the matters stated in the notice of the Annual Meeting and described in this proxy statement. If other matters should properly come before the meeting, the Proxies will be voted in accordance with the best judgment of the persons acting under the Proxies, and discretionary authority to do so is included in the Proxy.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its principal executive offices on or before January 26, 1998 to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors,

                                            /s/ THOMAS T. SCHLECK

                                            Thomas T. Schleck
                                            Corporate Secretary

April 16, 1997

--------------------------------------------------------------------------------

PROXY                             COMMON STOCK
                        AMERICAN HEALTH PROPERTIES, INC.                   PROXY
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby nominates and appoints Joseph P. Sullivan, Michael J. McGee, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on April 3, 1997 at the Annual Meeting of Shareholders to be held on May 23, 1997 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class I Directors for a three-year term expiring at the 2000 Annual Meeting the following nominees: James L. Fishel and James D. Harper, Jr.

[ ]FOR all nominees listed above                    [ ]WITHHOLD AUTHORITY to vote for all nominees listed above
   (except as indicated to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1997 fiscal year.

                 [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

    The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.

                                           Dated                         , 1997
                                                -------------------------


                                            ------------------------------------
                                                        (Signature)

                                            ------------------------------------
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               DEPOSITARY SHARES

INSTRUCTION CARD        AMERICAN HEALTH PROPERTIES, INC.        INSTRUCTION CARD
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, a registered holder of Psychiatric Group Depositary Shares, each representing one-tenth of a share of Psychiatric Group Preferred Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company"), hereby authorizes and directs the Depositary, through its nominee(s), to vote or to execute proxies to vote, as instructed below, all Psychiatric Group Preferred Stock underlying the Depositary Shares held of record by the undersigned as of the close of business on April 3, 1997 at the Annual Meeting of Shareholders to be held on May 23, 1997 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class I Directors for a three-year term expiring at the 2000 Annual Meeting the following nominees: James L. Fishel and James D. Harper, Jr.

[ ]FOR all nominees listed above                    [ ]WITHHOLD AUTHORITY to vote for all nominees listed above
   (except as indicated to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1997 fiscal year.

                 [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. In its discretion, the Depositary is authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. DEPOSITARY SHARES WILL BE VOTED BY THE DEPOSITARY AS DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN THE DEPOSITARY WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES FOR WHICH NO INSTRUCTIONS HAVE BEEN GIVEN.

   The undersigned hereby ratifies and confirms all that said Depositary, or any of its nominee(s), or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all instructions heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.


                                            Dated                         , 1997
                                                 --------------------------


                                            ------------------------------------
                                                        (Signature)

                                            ------------------------------------
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

  PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUCTION CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

   IN ORDER FOR THE DEPOSITARY TO VOTE, THIS INSTRUCTION CARD MUST BE SIGNED, DATED AND RECEIVED BY THE DEPOSITARY ON OR BEFORE 5:00 P.M. PDT ON MAY 22, 1997.

--------------------------------------------------------------------------------

                       American Health Properties, Inc.

                6400 South Fiddler's Green Circle, Suite 1800
                          Englewood, Colorado 80111

                    YOUR VOTE IS IMPORTANT TO THE COMPANY


  PLEASE SIGN AND RETURN YOUR PROXY/instruction card BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

  IN ORDER FOR THE DEPOSITARY TO VOTE, THIS INSTRUCTION CARD MUST BE SIGNED, DATED AND RECEIVED BY THE DEPOSITARY ON OR BEFORE 5:00 p.m. PDT on MAY 22, 1997.

           THIS PROXY/INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                                                                          Please mark     [X]
                                                                                                          your votes as
                                                                                                          indicated in
                                                                                                          this example


                                                                                                              WITHHOLD
                                                                                           FOR                AUTHORITY
Proposal Number 1 - ELECTION OF DIRECTORS: To elect as Class I Directors for a             [ ]                   [ ]
three-year term expiring at the 2000 Annual Meeting the following nominees:
James L. Fishel and James D. Harper, Jr.

                                                                                           FOR        AGAINST        ABSTAIN
Proposal Number 2 - To approve the appointment of Arthur Anderson LLP as                   [ ]          [ ]            [ ]
auditors and independent public accountants for the Company's 1997 fiscal year.


Proposal Number 3 - In their discretion, the proxies and Depositary are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

-----------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. WHEN THIS PROXY/INSTRUCTION CARD IS
PROPERLY EXECUTED, THE PROXIES WILL VOTE ALL SHARES OF COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED
AND THE DEPOSITARY WILL VOTE ALL PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES
HELD OF RECORD BY THE UNDERSIGNED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION
IS GIVEN, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR EACH OF THE PROPOSALS, AND THE DEPOSITARY WILL
ABSTAIN FROM VOTING SUCH PSYCHIATRIC GROUP PREFERRED STOCK.

                                                   The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, and that said Depositary, or any of its nominee(s), or their substitutes, shall lawfully do or cause to be done by virture hereof, and hereby revokes any and all proxies and instructions heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.


Signature                                                 Signature                                            Dated:         ,1997
         ------------------------------------------------          -------------------------------------------       ---------

Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE


PROXY/                                                               PROXY/
INSTRUCTION                                                          INSTRUCTION
CARD                                                                 CARD

                       AMERICAN HEALTH PROPERTIES, INC.
                6400 South Fiddler's Green Circle, Suite 1800,
                          Englewood, Colorado 80111

   The undersigned hereby (i) nominates and appoints Joseph P. Sullivan and Michael J. McGee, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the OCompanyO) held of record by the undersigned as of the close of business on April 3, 1997 at the Annual Meeting of Shareholders to be held on May 23, 1997 or any adjournment thereof, and (ii) authorizes and directs the Depositary, through its nominee(s), to vote or execute proxies to vote as instructed below, all Psychiatric Group Preferred Stock underlying the Depositary Shares held of record by the undersigned as of the close of business on April 3, 1997 at the Annual Meeting of Shareholders to be held on May 23, 1997 or any adjournments thereof.

                IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE